==============================================
                          CREDIT AND SECURITY AGREEMENT
                                  BY AND AMONG
                           MEDICAL DYNAMICS, INC. AND
                           COMPUTER AGE DENTIST, INC.
                                       AND
                          NORWEST BUSINESS CREDIT, INC.
                          Dated as of: October 9, 1998

                 ==============================================

                          CREDIT AND SECURITY AGREEMENT

                           Dated as of October 9, 1998


     MEDICAL DYNAMICS, INC., a Colorado corporation, and COMPUTER AGE DENTIST, INC., a California corporation (each a "Borrower"; collectively, the "Borrowers"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires the terms defined in this Article have the meanings assigned to them in this article, and include the plural as well as the singular; and all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

          "Accounts" means all of the accounts of each Borrower, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to either Borrower arising out of the sale or lease of goods or rendition of services by such Borrower on an open account or deferred payment basis.

          "Advance"  means an advance to a Borrower  by the Lender  pursuant  to
     Section 2.1.

          "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with a Borrower, including (without limitation) any Subsidiary of a Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

          "Availability" means with respect to MDI, the difference of (i) the MDI Borrowing Base and (ii) the outstanding principal balance of the MDI Note and, with respect to CAD, the difference of (i) the CAD Borrowing Base and (ii) the outstanding principal balance of the CAD Note.

          "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Denver, Colorado.

          "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

          "Book Net Worth" means the aggregate of the common and preferred stockholders' equity in a Borrower, determined in accordance with GAAP.

          "CAD" means Computer Age Dentist, Inc.

          "CAD Borrowing Base" means, at any time the lesser of:

          (a) the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion, 80% of Eligible Accounts of CAD.

          "CAD Note" means the promissory note of CAD payable to the order of the Lender in substantially the form of Exhibit A-2 and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "Capital Expenditures" for a period means any expenditure of money for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on a Borrower's balance sheet.

          "Collateral" means each Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing;
     (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

          "Collateral Account" has the meaning given in Section 4.1(f).

          "Collateral Account Agreement" means the Collateral Account Agreement of even date herewith by and among each Borrower, Norwest Bank Colorado and the Lender.

          "Commitment" means the Lender's commitment to make Advances to or for the account of either Borrower pursuant to Article II.

          "Credit Facilities" means the credit facilities being made available to the Borrowers by the Lender pursuant to Article II.

          "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means, with respect to the Advances, an annual rate equal to three percent (3%) over the Floating Rate, which rate shall change when and as the Floating Rate changes.

          "EBITDA" for a period means, pretax earnings from continuing operations before (i) Interest Expense, (ii) depreciation, depletion, and amortization of tangible and intangible assets, (iii) special extraordinary gains, (iv) minority interests, and (v) miscellaneous gains and losses, in each case for such period, computed and calculated in accordance with GAAP.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

               (i) That portion of Accounts unpaid 90 days or more after the invoice date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, including advance billings under software maintenance agreements, by a Borrower to the customer;

               (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which a Borrower has provided evidence satisfactory to the Lender that
          (A) the Lender has a first priority  perfected  security  interest and
          (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

               (v) Accounts owed by an account debtor located outside the United States or Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

               (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

               (vii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of either Borrower;

               (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

               (ix) That portion of Accounts that has been restructured, extended, amended or modified;

               (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

               (xi) That portion of the aggregate accounts of a single customer that exceeds 15% of all aggregate Accounts;

               (xii) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or
          (ix) above; and

               (xiii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

          "Environmental Law" has the meaning specified in Section 5.12.

          "Equipment" means all of the equipment of each Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by either Borrower.

          "Event of Default" has the meaning specified in Section 8.1.

          "Floating Rate" means an annual rate equal to the sum of the Base Rate plus three percent (3%), which annual rate shall change when and as the Base Rate changes, provided, however, that if (i) no Event of Default then exists, and (ii) the Borrowers' consolidated audited financial statements as of September 30th of any year demonstrate that the Borrowers' consolidated Net Income, excluding extraordinary gains, equals or exceeds the amounts set forth below, the Floating Rate shall be reduced as of February 1st of the following year to the rate set forth opposite such amount:

     ---------------------------------------------- ------------------
               Consolidated Net Income                      Rate
     ---------------------------------------------- ------------------
           Greater than zero but less than or               2.0%
                   equal to $250,000
     ---------------------------------------------- ------------------
            More than $250,000 or more but less             1.5%
                 than or equal to $500,000
     ---------------------------------------------- ------------------
                  More than $500,000                        1.0%
     ---------------------------------------------- ------------------

          "Funding Date" has the meaning given in Section 2.1.

          "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

          "General Intangibles" means all of the general intangibles of each Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use each Borrower's name, and the goodwill of each Borrower's business.

          "Hazardous Substances" has the meaning given in Section 5.12.

          "Interest Expense" means, for a fiscal year-to-date period, the Borrower's total gross interest expense during such period (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and
     (iv) the portion of any capitalized lease obligation allocable to interest expense.

          "Inventory" means all of the inventory of each Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

          "Investment Property" means all of the investment property of each Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

          "Loan Documents" means this Agreement, the Notes and the Security Documents.

          "Lockbox" has the meaning given in the Lockbox Agreement.

          "Lockbox Agreement" means the Lockbox Agreement by and among each Borrower, Norwest Bank Colorado and, the Lender, of even date herewith.

          "MDI" means Medical Dynamics, Inc.

          "MDI Note" means the promissory note of CAD payable to the order of the Lender in substantially the form of Exhibit A-1 and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

          "MDI Borrowing Base" means, at any time the lesser of:

          (c) the Maximum Line; or

          (d) subject to change from time to time in the Lender's sole discretion, 80% of Eligible Accounts of MDI.

          "Maturity Date" means October 9, 2001

          "Maximum Line" means $1,000,000 unless said amount is reduced pursuant to Section 2.8, in which event it means the amount to which said amount is reduced.

          "Minimum Interest Charge" has the meaning given in Section 2.2(b).

          "Net Income" means pre-tax net income from continuing operations, as determined in accordance with GAAP.

          "Norwest  Bank  Colorado"   means  Norwest  Bank  Colorado,   National
     Association.

          "Norwest Bank Minnesota" means Norwest Bank Minnesota, National Association.

          "Note" means the CAD Note or the MDI Note, and "Notes" means the CAD Note and the MDI Note.

          "Obligations" of each Borrower means each and every debt, liability and obligation of every type and description which such Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of such Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of such Borrower arising under this Agreement, any Note of such Borrower or any other loan or credit agreement or guaranty between such Borrower and the Lender, whether now in effect or hereafter entered into.

          "Patent and Trademark Security Agreement" means the Patent and Trademark Security Agreement by either Borrower in favor of the Lender of even date herewith.

          "Permitted Lien" has the meaning given in Section 7.1.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained by either Borrower for such Borrower's employees and covered by Title IV of ERISA.

          "Premises" means all premises where either Borrower conducts its business and has any rights of possession, including (without limitation) the premises legally described in Exhibit C attached hereto.

          "Receivables" means each and every right of the Borrower of each Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Borrower or by some other person who subsequently transfers such person's interest to such Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which such Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Security Documents" means this Agreement, any Collateral Account Agreement, any Lockbox Agreement, the Patent and Trademark Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

          "Security Interest" has the meaning given in Section 3.1.

          "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by either Borrower, by either Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

          "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date that either Borrower terminates the Credit Facilities, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

     Section 1.2 Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                    Amount and Terms of the Credit Facilities
                    -----------------------------------------

     Section 2.1 Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, to make Advances (i) to the Borrowers in a total aggregate amount at any time outstanding not to exceed the Maximum Line and (ii) to each Borrower in an aggregate amount at any time outstanding not to exceed such Borrower's Borrowing Base. MDI's obligation to pay Advances shall be evidenced by the MDI Note and CAD's obligation to pay Advances shall be evidenced by the CAD Note, and each such obligation shall be secured by the

Collateral  as  provided  in  Article  III.  Within the limits set forth in this
Section 2.1, each Borrower may borrow, prepay pursuant to Section 2.6 and reborrow. The Borrowers agree to comply with the following procedures in requesting Advances under this Section 2.1:

          (a) A Borrower shall make each request for an Advance to the Lender before 11:00 a.m. (Denver time) of the day of the requested Advance. Requests may be made in writing or by telephone, specifying the date of the requested Advance and the amount thereof. Each request shall be by (i) any officer of such Borrower; or (ii) any person designated as such Borrower's agent by any officer of such Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of such Borrower or such a designated agent.

          (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to such Borrower's demand deposit account maintained with Norwest Bank Colorado unless the Lender and such Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower requesting the Advance shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. Each Borrower shall repay all Advances made to such Borrower even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower requesting the Advance that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     Section  2.2  Interest;   Minimum   Interest  Charge;   Default   Interest;
Participations; Usury.

          (a) Notes. Except as set forth in Sections 2.2(b) and 2.2(c), the outstanding principal balances of each Note shall bear interest at the Floating Rate. Interest accruing on the Notes shall be due and payable in arrears on the first day of each month.

          (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Section 2.2(a), the Borrowers jointly and severally agree to pay to the Lender interest of not less than $2,750 per calendar month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Sections 2.2(a) and 2.2(c) on the date and in the manner provided in Section 2.4.

          (c) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (d) Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under , along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

          (e) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between either Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between either Borrower and the Lender, or their successors and assigns.

     Section 2.3 Fees

          (a) Origination Fee. The Borrowers hereby jointly and severally agree to pay the Lender a fully earned and non-refundable origination fee of $15,000, of which $10,000 shall be due and payable upon the execution of this Agreement and the remaining $5,000 shall be due and payable on October 9, 1999.

          (b) Audit Fees. The Borrowers hereby jointly and severally agree to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the operations or business of either Borrower at the rates established from time to time by the Lender as its audit fees (which fees are currently $60 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

     Section 2.4 Computation of Interest and Fees; When Interest Due and Payable. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

     Section 2.5 Capital Adequacy. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Borrowers jointly and severally agree to pay such Related Lender the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.5:

          (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (b) "Return", for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

          (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to either Borrower from time to time claiming compensation under this Section 2.5, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

     Section 2.6 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, each Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrowers may terminate this Agreement or reduce the Maximum Line at any time if they (i) give the Lender at least 30 days' prior written notice and (ii) pay the Lender the prepayment, termination or line reduction fees in accordance with Section 2.7. If the Borrowers reduce the Maximum Line to zero, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law.

     Section 2.7 Termination, Line Reduction and Prepayment Fees; Waiver of Termination, Prepayment and Line Reduction Fees.

          (a) Termination and Line Reduction Fees. If the Credit Facilities are terminated for any reason as of a date other than the Maturity Date, or the Borrowers reduce the Maximum Line, the Borrowers agree jointly and severally to pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) 3 percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (ii) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.

          (b) Waiver of Termination, Line Reduction and Prepayment Fees. The Borrowers will not be required to pay the termination, line reduction and prepayment fees otherwise due under this Section 2.7 if such termination, line reduction or prepayment is made because of increased cash flow generated from the Borrower's operations or refinancing by an affiliate of the Lender.

     Section 2.8 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Advances shall at any time exceed such Borrower's Borrowing Base, such Borrower shall immediately prepay the Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.8 or under Section 2.6 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

     Section 2.9 Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations two (2) Banking Days after receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for two (2) additional days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrowers hereby authorize the Lender, in its discretion at any time or from time to time without the Borrowers' request and even if the conditions set forth in Section 4.2 would not be satisfied, to make an Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.10 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.11 Use of Proceeds. The Borrowers shall use the proceeds of Advances for ordinary working capital purposes.

     Section 2.12 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to each Borrower's Obligations. All entries made on any such record shall be presumed correct until such Borrower establishes the contrary. Upon the Lender's demand, each Borrower will admit and certify in writing the exact principal balance of such Borrower's Obligations that such Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the applicable Borrower unless such Borrower gives the Lender specific written notice of exception within 30 days after receipt.


                                  ARTICLE III

                      Security Interest; Occupancy; Setoff
                      ------------------------------------

     Section 3.1 Grant of Security Interest. Each Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of such Borrower's Obligations.

     Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after either Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in such Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as such Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of such Borrower's mail to any address designated by the Lender, otherwise intercept such Borrower's mail, and receive, open and dispose of such Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower's account or forwarding such mail to the Borrower's last known address.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, each Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and such Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in such Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4 Occupancy.

          (a) Each Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises of such Borrower at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, of a Borrower, such Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, such Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. Without limiting the generality of the Patent and Trademark Security Agreement, each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of such Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by each Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

     Name and address of Debtors:

     Medical Dynamics, Inc.
     99 Inverness Drive East
     Englewood, CO  80111

     Federal Tax Identification No. 84-0631765

     Computer Age Dentist, Inc.
     99 Inverness Drive East
     Englewood, CO  80111

     Federal Tax Identification No. 95-4445531

     Name and address of Secured Party:
     Norwest Business Credit, Inc.
     1740 Broadway
     Denver, CO  80274-8625

     Section 3.7 Setoff. Each Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to either Borrower by the Lender, whether or not due, against any Obligation of such Borrower, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to either Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to such Borrower the amount of such participating interest.

                                   ARTICLE IV

                              Conditions of Lending
                              ---------------------

     Section 4.1 Conditions Precedent to the Initial Advances. The Lender's obligation to make the initial Advances hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a) This Agreement, properly executed by the Borrowers.

          (b) The MDI Note, properly executed by MDI and the CAD Note, properly executed by CAD.

          (c) A true and correct copy of any and all leases pursuant to which either Borrower is leasing its Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (d) A true and correct copy of any and all agreements pursuant to which either Borrower's property is in the possession of any Person other than such Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of liens,
     (ii) UCC financing statements sufficient to protect such Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to such Borrower's other than such Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from such Borrower and the Lender sufficient to protect such Borrower's and the Lender's interests in such Borrower's goods from any claim by such secured party.

          (e) An acknowledgment and agreement from each licensor in favor of the Lender, together with a true, correct and complete copy of all license agreements.

          (f) Separate Collateral Account Agreements, properly executed by each Borrower and Norwest Bank Colorado pursuant to which each Borrower and such bank establish a depository account (the "Collateral Account") in the name of and under the sole and exclusive control of the Lender, from which such bank agrees to transfer finally collected funds to the Lender for application to such Borrower's Obligations.

          (g) Separate Lockbox Agreements, properly executed by each Borrower and Norwest Bank Colorado.

          (h) The Patent and Trademark Security Agreement, properly executed by the Borrower.

          (i) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against either Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against either Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (j) Separate certificates of each Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of such Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) such Borrower's articles of incorporation and bylaws, and (iii) the signatures of such Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower's behalf.

          (k) Current certificates issued by the Secretary of State of Colorado, in the case of MDI, and California, in the case of CAD, certifying that each Borrower is in compliance with all applicable organizational requirements of such Borrower's state of incorporation.

          (l) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (m) A certificate of an officer of each Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

          (n) Separate support agreements in favor of the Lender, properly executed by Van A. Horsley and Edward Boggs, each in his personal capacity.

          (o) An opinion of counsel to the Borrowers, addressed to the Lender.

          (p) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (q) Evidence that, immediately after the initial Advances and taking into account the contemplated uses of the proceeds of such Advances, Availability will exceed $350,000, in the aggregate.

          (r) Evidence acceptable to the Lender in its sole discretion that each Borrower has paid all taxes, including taxes on real property, due and owing on or before the date hereof.

          (s) Payment of the fees and commissions due through the date of the initial Advance under Section 2.3 and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.6, including all legal expenses incurred through the date of this Agreement.

          (t) Such other documents as the Lender in its sole discretion may require.

     Section 4.2 Conditions Precedent to All Advances. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                                   ARTICLE V

                         Representations and Warranties
                         ------------------------------

     The Borrowers hereby jointly and severally represent and warrant to the Lender as follows:

     Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. MDI is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado and CDI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, each Borrower has done business solely under the names set forth in Schedule 5.1 hereto. Each Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1 hereto, and all of each Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1 hereto. Each Borrower's tax identification number is correctly set forth in Section 3.6 hereto.

     Section 5.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by each Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of either Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to either Borrower or of either Borrower's articles of incorporation or bylaws;
(iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which either Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by either Borrower.

     Section 5.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrowers executing the same, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers executing the same, enforceable against such Borrower in accordance with their respective terms.

     Section 5.4 Subsidiaries. Except as set forth in Schedule 5.4 hereto, the Borrowers have no Subsidiaries.

     Section 5.5 Financial Condition; No Adverse Change. The Borrowers have heretofore furnished to the Lender its audited financial statements for its fiscal year ended September 30, 1997 and its unaudited financial statements for the fiscal year-to-date period ended August 31, 1998 and those statements fairly present each Borrower's financial condition on the dates thereof and the results of such Borrower's operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in either Borrower's business, properties or condition (financial or otherwise).

     Section 5.6 Litigation. There are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting either Borrower or any of its Affiliates or the properties of either Borrower or any of their Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of either Borrower or any of their Affiliates.

     Section 5.7 Regulation U. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.8 Taxes. Each Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of such Borrower or any Affiliate, as the case may be, are required to be filed, and such Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.9 Titles and Liens. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming either Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither Borrower nor any of their Affiliates maintains or has maintained any Plan. Neither Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither Borrower nor any of their Affiliates has:

          (a) Any accumulated funding deficiency within the meaning of ERISA; or

          (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section 5.11 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on such Borrower's financial condition, properties or operations.

     Section 5.12 Environmental Matters

          (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

               (ii)  "Hazardous  Substances"  means  pollutants,   contaminants,
          hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          (b) To the Borrowers' best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either of the Borrowers or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (c) To the Borrowers' best knowledge, neither Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (d) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or either Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrowers' best knowledge, no such matter is threatened or impending.

          (e) To the Borrowers' best knowledge, each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in such Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (f) To the Borrowers' best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (g)  The  Borrowers  have   delivered  to  Lender  all   environmental
     assessments,   audits,  reports,  permits,  licenses  and  other  documents describing or relating in any way to the Premises or either Borrower's businesses.

     Section 5.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of a Borrower in connection with such Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.14 Financing Statements. Each Borrower has provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.15 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrowers' records pertaining thereto as being obligated to pay such obligation.

                                   ARTICLE VI

                        Borrowers' Affirmative Covenants
                        --------------------------------

     So long as either Borrower's Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers jointly and severally agree to comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrowers, the Borrowers' audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrowers and acceptable to the Lender, which annual financial statements shall include the consolidated and consolidating balance sheets of the Borrowers as at the end of such fiscal year and the related statements of the Borrowers' income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections 6.12, 6.13, and 7.10; and (iii) a certificate of each Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 30 days after the end of each month, an unaudited internal balance sheet and statements of income and retained earnings of each Borrower as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis in reasonable detail, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of each Borrower's chief financial officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the requirements set forth in Sections 6.12, 6.13, and 7.10;

          (c) immediately, proof of shipment on any invoice of either Borrower in an amount greater than $2,000;

          (d) weekly, sales assignment and cash collection reports and any other accounts receivable adjustment registers of each Borrower;

          (e) within 15 days after the end of each month or more frequently if the Lender so requires, agings of each Borrower's accounts receivable and its accounts payable, and a calculation of each Borrower's Accounts, Eligible Accounts, as at the end of such month or shorter time period;

          (f) on the first day of each fiscal year of each Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing each Borrower's good faith projections and certified by each Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by each Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (g) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting either Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of $20,000;

          (h) as promptly as practicable (but in any event not later than five business days) after an officer of either Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of such Borrower of the steps being taken by such Borrower to cure the effect of such breach, default or event;

          (i) as soon as possible and in any event within 30 days after either Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of such Borrower's chief financial officer setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (j) as soon as possible, and in any event within 10 days after either Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of such Borrower's chief financial officer setting forth details as to such failure and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (k) promptly upon knowledge thereof, notice of (i) any disputes or claims by a customer of either Borrower exceeding $5,000 individually or $10,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by a Borrower; and (iv) any change in the persons constituting either Borrower's officers and directors;

          (l) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (m)  promptly  upon  their  distribution,   copies  of  all  financial
     statements, reports and proxy statements which either Borrower shall have sent to its stockholders;

          (n) promptly after the sending or filing thereof, copies of all regular and periodic reports which either Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

          (m) promptly upon knowledge thereof, notice of either Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect such Borrower's business or its financial condition;

          (m) promptly after the issuance thereof, copies of all press releases issued by either Borrower; and

          (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2 Books and Records; Inspection and Examination. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss such Borrower's affairs with any of its directors, officers, employees or agents. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower at any time during ordinary business hours.

     Section 6.3 Account Verification. The Lender may at any time and from time to time send or require each Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4 Compliance with Laws

          (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.5 Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower; provided, that such Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.6 Maintenance of Properties

          (a) Each Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent either Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of such Borrower's business and not disadvantageous in any material respect to the Lender.

          (b) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) Each Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

     Section 6.7 Insurance. Each Borrower will obtain and at all times maintain insurance with insurers believed by such Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8 Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by such Borrower.

     Section 6.10 Collateral Account.

          (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, either Borrower receives any payments on Receivables, such Borrower shall deposit such payments into the applicable Collateral Account. Until so deposited, such Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

          (b) Amounts deposited in the Collateral Accounts shall not bear interest and shall not be subject to withdrawal by Borrowers, except after full payment and discharge of all Obligations.

          (c) All deposits in the Collateral Accounts shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing two (2) Banking Days for collection plus two (2) Banking Days for processing, apply deposited funds in each Collateral Account to the payment of the applicable Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

          (d) All items deposited in the Collateral Accounts shall be subject to final payment. If any such item is returned uncollected, the applicable Borrower will immediately pay the Lender, or, for items deposited in a Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to such Borrower's commercial account or other account. Each Borrower shall be liable as an endorser on all items deposited in the applicable Collateral Account, whether or not in fact endorsed by such Borrower.

     Section 6.11 Performance by the Lender. If either Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives such Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and such Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the highest rate of interest then applicable to the Advances made pursuant to Section
2.1(a). To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this Section 6.11.

     Section 6.12 Minimum Book Net Worth. The Borrowers will maintain, during each period described below, consolidated Book Net Worth plus the aggregate amount of any convertible indebtedness which is outstanding on the date hereof as set forth on Schedule 7.2 hereof, determined as at the end of each month, at an amount not less than the amount set forth opposite such period:

                        Period                          Minimum Book Net Worth
                        ------                          ----------------------
      September 1, 1998 through November 30, 1998             $5,000,000
      December 1, 1998 through February 28, 1999              $4,650,000
          March 1, 1999 through May 30, 1999                  $4,300,000
   June 1, 1999 through June 30, 1999, and each
                   month thereafter                           $4,400,000

     Section 6.13 Minimum EBITDA. The Borrowers will achieve during each period described below, consolidated EBITDA, of not less than the amount set forth opposite such period (amounts in [ ] indicate a negative number):

                  Period                                   Minimum EBITDA
                  ------                                   --------------

   Three months ended September 30, 1998                     $[850,000]
    Three months ended December 31, 1998                     $[150,000]
      Three months ended March 31, 1999                      $[100,000]
     Three months ended June 30, 1999                        $ 250,000
   Three months ended September 30, 1999
   and each calendar quarter thereafter                      $ 150,000

     Section 6.14 New Covenants. On or before November 1, 1999, the Borrowers and the Lender shall negotiate in good faith as to new covenant levels for Sections 6.12, 6.13 and 7.10 for periods after such date, provided, however, if the Borrowers and Lender are unable to agree on such new covenant levels, the Lender may establish the new covenant levels in its sole discretion, and the failure of the Borrowers to meet the new covenant levels shall be an Event of Default hereunder.

     Section 6.15 Year 2000 Compliance Program. (a) Each Borrower will (i) conduct a detailed inventory and assessment of all of its computer hardware and software systems and imbedded chip technology (AInformation System@) and of its business and operations that could be adversely affected by its failure to be Year 2000 Compliant on a timely basis; (ii) develop, fund, and implement a project plan to make its Information Systems Year 2000 Compliant, and complete implementation of the plan and the remediation and testing of its information Systems no later than March 31, 1999; and (iii) initiate a process to determine whether its material suppliers, vendors, and customers have taken meaningful steps to become Year 2000 Compliant on a timely basis, and develop and implement a feasible contingency plan to ensure the uninterrupted and unimpaired operation of its business in the event of the failure of the systems of such third parties or of its own Information Systems no later than March 31, 1999. For purposes of this covenant, AYear 2000 Compliant@ means that the Borrower's Information Systems that are material to its operations and financial condition will be able to properly process date sensitive functions before, on, and after December 31, 1999.

     (b) Each Borrower will provide to the Lender promptly upon receipt, copies of any reports or management letters relating to its Year 2000 compliance project and contingency plans, either prepared internally, by outside consultants or by its accountants, and will provide such other information relating to its Year 2000 compliance efforts, and deliver any such certifications by its officers relating thereto as the Lender in its sole discretion may deem appropriate.


                                  ARTICLE VII

                               Negative Covenants
                               ------------------

     So long as the Obligations shall remain unpaid, or the Credit Facilities shall remain outstanding, the Borrowers jointly and severally agree that, without the Lender's prior written consent:

     Section 7.1 Liens. Neither Borrower will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

          (a) in the case of any of the Borrowers' property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrowers' business or operations as presently conducted;

          (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

          (c) the Security Interest and liens and security interests created by the Security Documents; and

          (d) purchase money security interests relating to the acquisition of machinery and equipment of either Borrower not exceeding the lesser of cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

     Section 7.2 Indebtedness. Neither Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on such Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness arising hereunder;

          (b) indebtedness of such Borrower in existence on the date hereof and listed in Schedule 7.2 hereto; and

          (c)  indebtedness  relating  to liens  permitted  in  accordance  with
     Section 7.1.

     Section 7.3 Guaranties. Neither Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by such Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b)   guaranties,   endorsements   and  other  direct  or   contingent
     liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

     Section 7.4 Investments and Subsidiaries

          (a) Neither Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

               (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

               (ii) travel advances or loans to the officers and employees of both Borrowers not exceeding at any one time an aggregate of $5,000; and

               (iii) advances in the form of progress payments, prepaid rent not exceeding one month or security deposits.

          (b) Neither Borrower will create or permit to exist any Subsidiary, other than the Subsidiar(y)(ies) in existence on the date hereof and listed in Schedule 5.4.

     Section 7.5 Dividends. Except as set forth below, neither Borrower will declare or pay any dividends (other than dividends payable solely in stock of such Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

     Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. Neither Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or

(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. Neither Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 7.7 Consolidation and Merger; Asset Acquisitions. Neither Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.8 Sale and Leaseback. Neither Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby such Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.9 Restrictions on Nature of Business. Neither Borrower will engage in any line of business materially different from that presently engaged in by such Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 7.10 Capital Expenditures. The Borrowers will not incur or contract to incur unfinanced Capital Expenditures of more than $200,000 in the aggregate during the Borrowers' fiscal year 1999, and zero thereafter.

     Section 7.11 Accounting. Neither Borrower will adopt any material change in accounting principles other than as required by GAAP. Neither Borrower will adopt, permit or consent to any change in its fiscal year.

     Section 7.12 Descounts, etc. Neither Borrower will, after notice from the Lender, grant any discount, credit or allowance to any customer of such Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of such Borrower.

     Section 7.13 Defined Benefit Pension Plans. Neither Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

     Section 7.14 Other Defaults. Neither Borrower will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such Borrower.

     Section 7.15 Place of Business; Name. Neither Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. Neither Borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. Neither Borrower will change its name.

     Section 7.16 Organizational Documents; S Corporation Status. Neither Borrower will amend its certificate of incorporation, articles of incorporation or bylaws. Neither Borrower will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

     Section 7.17 Salaries. Neither Borrower will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

     Section 7.18 Change in Ownership. CAD will not issue or sell any of its stock so as to change the percentage of voting and non-voting stock owned by each of CAD'S shareholders, and CAD will not permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of its issued and outstanding shares.

                                  ARTICLE VIII

                     Events of Default, Rights and Remedies
                     --------------------------------------

     Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of the Obligations of either Borrower when they become due and payable;

          (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by either Borrower under this Agreement;

          (c) Default in the performance, or breach, of any covenant or agreement of either Borrower contained in this Agreement;

          (d) Either Borrower shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or either Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of either Borrower; or either Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against either Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of either Borrower;

          (e) A petition shall be filed by or against either Borrower under the United States Bankruptcy Code naming either Borrower;

          (f) Any representation or warranty made by either Borrower in this Agreement, or by either Borrower (or any of their officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

          (g) The rendering against either Borrower of a final judgment, decree or order for the payment of money in excess of $20,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

          (h) A default under any bond, debenture, note or other evidence of indebtedness of either Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

          (i) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to either Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or either Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on either Borrower's assets in favor of the Plan;

          (j) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of either Borrower hereunder or under any note;

          (k) Either Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

          (l) Either Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

          (m) Default in the payment of any amount owed by either Borrower to the Lender other than any indebtedness arising hereunder;

          (n) Any event or circumstance with respect to either Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by either Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur.

          (o) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

     Section 8.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waives;

          (c) the Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to either Borrower to the payment of the Obligations of either Borrower;

          (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, each Borrower's Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3 Certain Notices. If notice to either Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     Section 9.1 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by either Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on either Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

     Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

                  If to the Borrowers:

                  Medical Dynamics, Inc.
                  99 Inverness Drive East
                  Englewood, CO  80111
                  Telecopier:  (303) 799-1378
                  Attention: Van A. Horsley

                  Computer Age Dentist, Inc.
                  99 Inverness Drive East
                  Englewood, CO  80111
                  Telecopier:  (303) 799-1378
                  Attention: Van A. Horsley

                  If to the Lender:

                  Norwest Business Credit, Inc.
                  1740 Broadway
                  Denver, CO  80274-8625
                  Telecopier: (303) 863-4904
                  Attention: Colette Taylor

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 9.4 Further Documents. The Borrowers will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrowers execute, deliver or endorse any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.5 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of

Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 9.6 Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 9.7 Indemnity.  In addition to the payment of expenses  pursuant to
Section 9.7, the Borrowers jointly and severally agree to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

               (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

               (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

               (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

     Section 9.8 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 9.9 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrowers and their Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrowers and their Affiliates, and each Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

     Section 9.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.12 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.13. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of City and County of Denver, Colorado, or the United States District Court, District of Colorado; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

NORWEST BUSINESS CREDIT, INC.                   MEDICAL DYNAMICS, INC.


By _________________________________            By _____________________________
   Colette Taylor                                  Van A. Horsley
   Its Commercial Banking Officer                  Its President


                                                COMPUTER AGE DENTIST, INC.


                                                By _____________________________
                                                   Van A. Horsley
                                                   Its Vice-President

                         Table of Exhibits and Schedules

            Exhibit A-1           Form of MDI Note
            Exhibit A-2           Form of CAD Note
            Exhibit B             Compliance Certificate
            Exhibit C             Premises

                              --------------------

            Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral
            Schedule 5.4          Subsidiaries
            Schedule 7.1          Permitted Liens
            Schedule 7.2          Permitted Indebtedness and Guaranties

                  Exhibit A-1 to Credit and Security Agreement

                                 REVOLVING NOTE

$1,000,000                                                      Denver, Colorado
                                                                 October 9, 1998


     For value received, the undersigned, MEDICAL DYNAMICS, INC., a Colorado corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender, the Borrower and Computer Age Dentist, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the MDI Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                          MEDICAL DYNAMICS, INC.

                                          By ___________________________________
                                             Van A. Horsley
                                             Its President

                  Exhibit A-2 to Credit and Security Agreement

                                 REVOLVING NOTE

$1,000,000                                                      Denver, Colorado
                                                                 October 9, 1998


     For value received, the undersigned, COMPUTER AGE DENTIST, a California corporation (the "Borrower"), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender and the Borrower and Medical Dynamics, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the CAD Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.


                                            COMPUTER AGE DENTIST, INC.

                                            By _________________________________
                                               Van A. Horsley
                                               Its Vice-President

                   Exhibit B to Credit and Security Agreement

                             Compliance Certificate
                             ----------------------


To:   Colette Taylor
      Norwest Business Credit, Inc.

Date: __________________, 199___

Subject: Medical Dynamics, Inc. and Computer Age Dentist, Inc.
         Financial Statements

     In accordance with our Credit and Security Agreement dated as of October 9, 1998 (the "Credit Agreement"), attached are the financial statements of Medical Dynamics, Inc. and Computer Age Dentist, Inc. (collectively, the "Borrowers") as of and for ________________, _____ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers' financial condition and the results of its operations as of the date thereof.

     Events of Default. (Check one):
     ------------------

          [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

          [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

          [ ]  I hereby certify to the Lender as follows:

          [ ] The Reporting Date does not mark the end of one of the Borrowers' fiscal quarters, hence I am completing only paragraph __ below.

          [ ] The Reporting Date marks the end of one of the Borrowers' fiscal quarters, hence I am completing all paragraphs below except paragraph __.

          [ ] The Reporting Date marks the end of the Borrowers' fiscal year, hence I am completing all paragraphs below.

     Financial Covenants. I further hereby certify as follows:
     --------------------

          1. Minimum Book Net Worth. Pursuant to Section 6.12 the Credit Agreement, as of the Reporting Date, the Borrowers' Book Net Worth was $____________ which G satisfies G does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

                          Period                          Minimum Book Net Worth
                          ------                          ----------------------
       September 1, 1998 through November 30, 1998              $5,000,000
         December 1, 1998 through February 28, 1999             $4,650,000
             March 1, 1999 through May 30, 1999                 $4,300,000
     June 1, 1999 through June 30, 1999 and each month          $4,400,000
                        thereafter

          2. Minimum EBITDA. Pursuant to Section 6.13 of the Credit Agreement, the Borrower's EBITDA for the ________ period ending on the Reporting Date, was $____________, which G satisfies G does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in table below:

                      Period                                Minimum EBITDA
                      ------                                --------------

       Three months ended September 30, 1998                  $[850,000]
       Three months ended December 31, 1998                   $[150,000]
         Three months ended March 31, 1999                    $[100,000]
         Three months ended June 30, 1999                     $ 250,000
        Three months ended September 30, 1999
       and each calendar quarter thereafter                   $ 150,000

          3. Capital Expenditures. Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend during the _____________ year ended ______________, 199___, for Capital Expenditures, $__________________ in the aggregate and at most $______________ in any one transaction, which G satisfies G does not satisfy the requirement that such expenditures not exceed $200,000 in the aggregate during the Borrowers' fiscal year 1999, and zero thereafter.

          4. Salaries. As of the Reporting Date, the Borrower G is G is not in compliance with Section 7.17 of the Credit Agreement concerning salaries.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                         MEDICAL DYNAMICS, INC.


                                         By:
                                            ------------------------------------
                                            Its Chief Financial Officer


                                         COMPUTER AGE DENTIST, INC.


                                         By:
                                           -------------------------------------
                                           Its Chief Financial Officer

                   Exhibit C to Credit and Security Agreement


                                    Premises
                                    --------

     The Premises referred to in the Credit and Security Agreement are legally described as follows:

                             99 Inverness Drive East
                               Englewood, CO 80111

                  Schedule 5.1 to Credit and Security Agreement

       Trade Names, Chief Executive Office, Principal Place of Business,
                           and Locations of Collateral

                                   Trade Names
                                   -----------

                                      None

               Chief Executive Office/Principal Place of Business
               --------------------------------------------------

                             99 Inverness Drive East
                               Englewood, CO 80111

                     Other Inventory and Equipment Locations
                     ---------------------------------------

                        11300 W. Olympic Blvd., Suite 600
                             Los Angeles, California

                               30903 West Ten Mile
                           Farmington Hills, Michigan

                         1555 Williams Drive, Suite 110
                             Marietta, Georgia 30062

                  Schedule 5.4 to Credit and Security Agreement

                                  Subsidiaries
                                  ------------

                                       MDI
                                       ---

                                       CAD
                             MedPacific Corporation

                                       CAD
                                       ---

                                      None

                  Schedule 7.1 to Credit and Security Agreement

                                 Permitted Liens
                                 ---------------

Borrower   Creditor       Collateral    Jurisdiction    Filing Date   Filing No.
--------   --------       ----------    ------------    -----------   ----------
CAD        Affiliated     Certain       California      6/16/98       9817060032
           Capital Corp.  equipment     SOS


                             Schedule 7.2 to Credit and Security Agreement


                                  Permitted Indebtedness and Guaranties
                                  -------------------------------------
                                           Other Indebtedness
                                           ------------------
Debtor           Creditor           Principal Amount    Maturity Date    Monthly Payment      Collateral
------           --------           ----------------    -------------    ---------------      ----------
  MDI            ADG Inc.               $231,250          04/01/03          See Note             None
  MDI           Marcotte's              $268,750          04/01/03          See Note             None
  MDI         Marcotte's Rent            $40,600          04/01/99          See Note             None
  MDI          Dan Richmond             $150,000          10/23/98            None               None
  MDI            Chae Kim               $150,000          10/23/98            None               None
  MDI           Jim DeVicco             $100,000          10/23/98            None               None
  MDI             USBank             $50,000 Letter        Demand             None          Certificate of
                                       of Credit                                                Deposit
  CAD    Affiliated Capital Corp.      $82,248.24         06/27/00          $4,797.46            None
  CAD     Wells Fargo Bank, N.A.    $50,000 Line of        Demand         2% of monthly          None
                                         Credit                           outstandings



                                      Convertible Indebtedness
                                      ------------------------
Debtor            Creditor          Principal Amount   Maturity Date   Monthly Payment    Collateral
------            --------          ----------------   -------------   ---------------    ----------
  MDI     The Tail Wind Fund, Ltd.       $550,000         10/31/00          None             None
  MDI     The Tail Wind Fund, Ltd.     $1,100,000         07/31/03          None             None

                                       Guaranties
                                       ----------

      Primary Obligor       Amount and Description of    Beneficiary of Guaranty
      ---------------       -------------------------    -----------------------
                              Obligation Guaranteed
                              ---------------------

                                      None


                                      S-4